Exhibit 10.3

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of December 17, 2004, is entered into by and among Intermix Media, Inc., a Delaware corporation, with headquarters located at 6060 Center Drive, Suite 300, Los Angeles, California (the “Company”), and the undersigned purchaser(s) (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS:

A. In connection with the Common Stock Purchase Agreement by and among the parties hereto of even date herewith (the “Common Stock Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Common Stock Purchase Agreement, to issue and sell to each Purchaser shares (the “Shares”) of Company Common Stock, par value $0.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to buy Common Stock; and

B. To induce each Purchaser to execute and deliver the Common Stock Purchase Agreement, the Company has agreed, among other things, to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b) “Holder” means a Purchaser, any transferee or assignee thereof to whom a Purchaser assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

(c) “Person” means an individual or a corporation, a general or limited partnership, a trust, an incorporated or unincorporated association, a joint venture, a limited liability company, a limited liability partnership, a joint stock company, a government (or an agency or political subdivision thereof) or any other entity of any other kind.

(d) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and the rules and regulations thereunder, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

(e) “Registrable Securities” means the Shares, the Warrant Shares and any shares of capital stock issued or issuable with respect to the Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

(f) “Registration Statement” means a registration statement of the Company filed under the 1933 Act.

(g) “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis.

(h) “SEC” means the United States Securities and Exchange Commission.

(i) “Warrant Shares” means any shares of Common Stock issued or issuable upon exercise of the Warrant.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Common Stock Purchase Agreement.

2. REQUESTED AND MANDATORY REGISTRATION.

(a) Mandatory Registration. On or before that date (the “Filing Date”) which is ten (10) months from the date hereof, the Company shall prepare and file with the SEC a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC within two (2) months after the Filing Date (the “Effectiveness Date”). In the event that Form S-3 is not available for the registration of the resale of Registrable Securities pursuant to this Section 2(a), the Company shall (i) register the resale of the Registrable Securities on another appropriate form, reasonably acceptable to the holders of a majority of the Registrable Securities, and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(b) S-3 Demand Registrations.

(i) Following that date which is six (6) months after the date hereof, the Holders of Registrable Securities shall have the right to request up to two registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders requesting such registration propose to sell Registrable Securities on Form S-3 at an aggregate price to the public (based on current market prices at the time of the request) of less than $1,000,000, or (ii) in the event that the Company shall furnish the certification described in Section 2(d) or (iii) in a given twelve-month period, after the Company has effected one (1) registration pursuant to this Section 2 in any such period or (iv) after the Company has effected two such registrations or (v) in the circumstances set forth in Section 2(d) or (vi) if it is to be effected more than three (3) years after the date hereof or (vii) if there is then in effect a Registration Statement filed pursuant to Section 2(a) (or such a Registration Statement has been filed and not withdrawn) or if a Registration Statement pursuant to Section 2(a) has been filed and kept effective for the Required Period.

(ii) Upon receipt of a request for an S-3 demand registration under Section 2(b) satisfying the requirements hereof, the Company will:

(A) promptly give written notice of the proposed registration to all other Holders; and

(B) as soon as practicable, use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the 1933 Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(c) Limitation on Registration. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2:

(i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act;

(ii) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated or VP Entity (as defined below)-initiated registration; provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective;

(d) Timing. Subject to the qualifications contained herein, the Company shall file a registration statement (i) covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders in the case of a registration pursuant to Section 2(b) or (ii) covering all Registrable Securities on or prior to the tenth month following the date hereof in the case of a registration pursuant to Section 2(a); provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is appropriate to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided that (except as provided in clause (B) above) the Company may not defer the filing of a registration statement to be filed pursuant to Section 2(b) for a period of more than one hundred fifty (150) days after receipt of the request of the Holders and may not defer the filing of a registration statement to be filed pursuant to Section 2(a) for a period of more than sixty (60) days after the tenth month after the date hereof, and, provided further, that the Company shall not defer its respective obligation under Section 2(a) or 2(b) in this manner more than once in any twelve-month period. The registration statement filed pursuant to the request of the Holders may include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

(e) Procedures in Underwritten Offering. If a registration made pursuant to this Section 2 is underwritten and the Company shall request inclusion of securities being sold for its own account, or if other persons shall request inclusion, the Holders shall offer to include such securities in the underwriting. The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2, if the representative of the underwriters advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated first to the Holders, then to the Company and finally to the holders of other securities requested to be included in such registration pro rata among all the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Holders. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section, then the Holders shall offer to the Company and all other shareholders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the Company and such other shareholders requesting additional inclusion as set forth above in this Section 2(e).

3. PIGGYBACK REGISTRATION.

(a) If the Company shall determine to register any of its common equity securities for its own account or for the account of Vantage Venture Partners IV (Q), L.P., Vantage Venture Partners IV, L.P., Vantage Venture Partners IV Principals Fund, L.P. or one of their respective affiliates (collectively, the “VP Entities”) pursuant to their demand registration rights under that certain Registration Rights Agreement, dated as of October 31, 2003, by and among the listed VP Entities and the Company (other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales), and the Company has not yet filed a registration statement pursuant to Section 2(a), the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within twenty (20) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 3, if the registration is an underwritten primary registration on behalf of the Company, and if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten and/or that the number of shares of Registrable Securities proposed to be included would adversely affect the price per share of the Company’s equity securities to be sold in such offering, the representative may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. If the number of Registrable Securities to be included is limited, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and second, the Registrable Securities requested to be included therein by the Holders and other securities requested to be included in such registration pro rata among all the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

Notwithstanding any other provision of this Section 3, if the registration is an underwritten secondary registration on behalf of the VP Entities, and if the representative of the underwriters advises the Company or the VP Entities in writing that marketing factors require a limitation on the number of shares to be underwritten and/or that the number of shares of Registrable Securities proposed to be included would adversely affect the price per share of the Company’s equity securities to be sold in such offering, the representative may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. If the number of Registrable Securities to be included is limited, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated to securities requested to be included by the Company, the Registrable Securities requested to be included therein by the Holders and other securities requested to be included in such registration pro rata on the basis of the number of shares requested to be registered by the Company, the

Holders and such other holders or as the Company, the Holders and such other holders may otherwise agree. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

4. REGISTRATION RELATED OBLIGATIONS.

In connection with the Company’s obligation to file a Registration Statement with the SEC pursuant to Section 2(a) or 2(b), the Company shall have the following obligations:

(a) The Company shall submit to the SEC, within five Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall use commercially reasonable efforts to (i) keep a Registration Statement filed pursuant to Section 2(a) effective pursuant to Rule 415 at all times until the earlier of (x) the date as of which all the Holders may sell all of the Registrable Securities pursuant to Rule 144(k) under the 1933 Act (or any successor thereto), (y) the date as of which the Holders shall have sold all the Registrable Securities and (z) the date which is eighteen (18) months after the Effective Date and (ii) keep a registration statement filed pursuant to Section 2(b) effective for a period of ninety (90) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs (in all cases, the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement and notify each Holder in writing of the filing of each such amendment or supplement;

(c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) The Company shall (i) notify each Holder in writing as promptly as practicable upon its discovery that the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and (iii) deliver ten copies of such supplement or amendment to each Holder (or such other number of copies as such Holder may reasonably request). The Company shall also promptly notify each Holder in writing (x) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Holder by facsimile on the same day of such effectiveness and by overnight mail), (y) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (z) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(e) The Company shall use its commercially reasonable efforts to cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange.

(f) The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of such Registration Statement.

(g) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(h) Notwithstanding anything to the contrary in Section 4(d), at any time after the Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material, nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company nor, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify each Holder in writing of the existence of material, nonpublic information giving rise to a Grace Period (which notice need not include such material, nonpublic information) and the date on which the Grace Period will begin, and (ii) notify each Holder in writing of the date on which the Grace Period will end; and, provided further, that (A) no Grace Period shall exceed 90 consecutive days and (B) during any consecutive 365-day period such Grace Periods shall not exceed 135 days in the aggregate. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date that any Holder receives the notice referred to in clause (i) above and shall end on the date for which the Company provides the notice referred to in clause (ii) above. The provisions of the first sentence of Section 4(d) hereof shall not be applicable during the period of any Grace Period.

5. OBLIGATIONS OF THE HOLDERS.

(a) At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Holder in writing of the information the Company requires from each such Holder (in the case of a demand registration, if such Holder elects to have any of such Holder’s Registrable Securities included in such Registration Statement). It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Holder, by such Holder’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of such Holder’s Registrable Securities from such Registration Statement.

(c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in the first sentence of Section 4(d) and during any Grace Period, such Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by the first sentence of Section 4(d) or receipt of notice that no supplement or amendment is required.

6. EXPENSES OF REGISTRATION.

All reasonable expenses, other than underwriting discounts and commissions attributable to the sale of, or fees and expenses of counsel to sellers of, the Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printing and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.

7. INDEMNIFICATION.

(a) The Company will indemnify each Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the 1933 Act, with respect to which registration, qualification, or compliance has been effected pursuant to Section 2 or 3, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the 1933 Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the 1933 Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by any Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

(b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers and partners and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the 1933 Act, each other such Holder and other shareholder holding securities covered by such registration statement, and each of their officers, directors, and partners, and each person controlling such Holder or other shareholder holding securities covered by such registration statement, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document (including any related notification or the like), or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, other shareholders holding securities covered by such registration statement, directors, officers, partners, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity required to be paid by any Holder under this Section 7(b) exceed the gross proceeds from the offering received by such Holder.

(c) Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution required to be paid by any holder under this Section 7(d) exceed the gross proceeds from the offering received by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; ; provided, however, that to the extent such underwriting agreement does not address a matter addressed by this Agreement, the failure to address such matter shall not be deemed a conflict between the provisions of this Agreement and the underwriting agreement.

8. ASSIGNMENT OF REGISTRATION RIGHTS.

The rights under this Agreement shall be automatically assignable by the Holders to any transferee of all or any portion of Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company at least fifteen (15) days prior to such transfer or assignment; (ii) the Company is, at least fifteen (15) days prior to such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee provides the Company with a writing agreeing to be bound by all of the provisions contained herein; (v) such transfer shall have been made in accordance with the applicable requirements of the Common Stock Purchase Agreement and applicable law and (vi) following such transfer or assignment, the transferee or assignee shall hold at least 750,000 Shares that are Registrable Securities (as adjusted for stock splits, reverse stock splits and similar events).

9. AMENDMENT/TERMINATION OF REGISTRATION RIGHTS.

(a) Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders who then hold a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.

(b) The right of any Holder to registration, including to request registration or inclusion in any registration pursuant to Section 2 or 3 shall terminate on the first to occur of (i) such date that all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 without regard to volume limitations during any 90-day period, (ii) the expiration of three years after the date hereof and (iii) the satisfaction by the Company of it’s obligations under Section 2(a).

10. INFORMATION RIGHTS.

(a) Basic Financial Information. The Company hereby covenants and agrees, so long as any Holder owns at least 770,000 Shares of Registrable Securities (as adjusted for stock splits, reverse stock splits, stock dividends and similar events), the Company will furnish the following reports to such Holder:

(i) Within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by the independent public accountants of the Company.

(ii) Within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail, except that such financial statements need not contain the notes required by generally accepted accounting principles.

(iii) Within thirty (30) days after the end of each month a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month and consolidated statements of income and cash flows of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles.

(iv) The Company may provide, and in lieu of the financial information required pursuant to subsections (a) and (b), copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively.

(b) Additional Information and Rights. The Company will permit any Holder, so long as such Holder owns at least 770,000 Shares of Registrable Securities (as adjusted for stock splits, reverse stock splits, stock dividends and similar events), to visit and inspect any of the properties of the Company, including its books of account and other records (but not to make copies thereof or take extracts therefrom), and to discuss its affairs, finances and accounts with the Company’s officers and its independent public accountants (subject to the reasonable availability of such officers and accountants), all at such reasonable times as such person may reasonably request, provided that no such visit or inspection shall unduly hinder or interfere with the conduct by the Company of its business or the duties of its officers. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. Each Holder hereby agrees that prior to being provided any information pursuant to this Agreement, it shall execute and deliver to the Company a form of Non-Disclosure Agreement in form reasonably satisfactory to the Company and it’s counsel. The Company shall not be required to comply with this Section 10 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or greater than 2% shareholder of a competitor.

11. MISCELLANEOUS.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities and each Holder hereby agrees that the Company shall have no liability to any Holder for acting in accordance therewith.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be given in accordance with Section 10 of the Common Stock Purchase Agreement.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of California without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

(e) Any legal action or proceeding with respect to this Agreement or the other Financing Documents may be brought in the courts of the State of California and the United States of America located in the City of Los Angeles, California, U.S.A. and, by execution and delivery of this Agreement, the Company and Purchaser each hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Purchaser hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Purchaser hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

(f) This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. Notwithstanding the foregoing, that certain Nondisclosure Agreement by and between the Purchaser and the Company, dated December 1, 2004 shall survive the execution of, and shall apply to the transaction contemplated by, this Agreement.

(g) Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(h) It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(i) The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(j) This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

(k) All consents, requests for registration and other determinations to be made by the Holders pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Holders holding a majority of the Registrable Securities.

[Signature Page Follows]

IN WITNESS WHEREOF, each Purchaser and the Company have caused this Investor Rights Agreement to be duly executed as of day and year first above written.

COMPANY:

INTERMIX MEDIA, INC.

By:	/s/ Richard Rosenblatt
Name:	Richard Rosenblatt
Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Purchaser and the Company have caused this Investor Rights Agreement to be duly executed as of day and year first above written.

PURCHASERS:
Redpoint Ventures I, L.P., by its General Partner Redpoint Ventures I, LLC

By:	/s/ Geoffrey Y Yang
Print Name and Title:	Geoffrey Y Yang, Managing Director

Redpoint Associates I, LLC, as nominee

By:	/s/ Geoffrey Y Yang
Print Name and Title:	Geoffrey Y Yang, Managing Director

Redpoint Ventures II, L.P. by its General Partner Redpoint Ventures II, LLC

By:	/s/ Geoffrey Y Yang
Print Name and Title:	Geoffrey Y Yang, Managing Director

Redpoint Associates II, LLC, as nominee

By:	/s/ Geoffrey Y Yang
Print Name and Title:	Geoffrey Y Yang, Managing Director

Redpoint Technology Partners Q-1, L.P., by its General Partner

By:	/s/ Geoffrey Y Yang
Print Name and Title:	Geoffrey Y Yang, Managing Director

Redpoint Technology Partners A-1, L.P., by its General Partner

By:	/s/ Geoffrey Y Yang
Print Name and Title:	Geoffrey Y Yang, Managing Director

Address for all Purchasers:	With a Copy to:

3000 Sand Hill Road	Cooley Godward LLP
Building 2, Suite 290	Five Palo Alto Square
Menlo Park, CA 94025	3000 El Camino Real
Attn: Allen Beasley	Palo Alto, CA 94306
Attn: Mark P. Tanoury, Esq.